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                                                                Exhibit 23.1

                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Envirogen, Inc. on Form S-8 (File 333-09267), Form S-8 (File No. 33-54708), Form S-3 (File No. 333-12883), Form S-3 (File No. 333-06991), Form S-3 (File
No. 33-78982), Form S-3 (File No. 333-34021), and Form S-8 (File No. 333-39186)
of our report dated February 14, 2002, with respect to the consolidated financial statements and financial statement schedule of Envirogen, Inc. included in this Annual Report on Form 10-K for the year ended
December 31, 2001.

                                             Ernst & Young LLP

MetroPark, New Jersey
March 22, 2002

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